Exhibit 10.27

SHARE FORFEITURE AND RELEASE AGREEMENT

THIS SHARE FORFEITURE AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of July 23, 2021 (the “Effective Date”) by and among RXSIGHT, INC., a Delaware corporation (the “Company”) and DANIEL M. SCHWARTZ, a natural person (“Maker”).

RECITALS

WHEREAS, the Company made a loan to the Maker in the original principal amount of $160,000, pursuant to that certain Amended and Restated Secured Full Recourse Promissory Note dated April 18, 2019 (as amended and in effect from time to the time, the “Note”);

WHEREAS, to secure the Maker’s obligations under the Note and Pledge Agreement, the Maker executed and delivered a Stock Pledge Agreement dated as of April 18, 2019 (as amended and in effect from time to the time, the “Pledge Agreement”; capitalized terms used but not defined herein are used as defined in the Pledge Agreement or Note) in favor of the Company, pursuant to which the Maker pledged as collateral security the Pledged Collateral to secure the Obligations;

WHEREAS, the Maker desires to forfeit the Forfeited Securities, and the Company is willing to accept such forfeiture, in full payment and satisfaction of the Note and all outstanding Obligations, on the terms and conditions of this Agreement;

WHEREAS, Maker acknowledges and agrees that as of the Effective Date, Maker will dispose of and have no further rights with respect to any of the Forfeited Securities;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Share Forfeiture.

(a) Effective as of the Effective Date, Maker assigns, transfers and delivers to the Company all of Maker’s right, title and interest in and to 113,751 of the Pledged Securities (the “Forfeited Securities”) and the related Pledged Collateral in respect thereof (together with the Forfeited Securities, the “Forfeited Collateral”; for avoidance of doubt, the 286,249 Pledged Securities owned by Maker are hereinafter referred to as the “Retained Securities” and such Retained Securities shall not constitute Forfeited Collateral) and waives all rights with respect to the Forfeited Collateral. Other than the satisfaction of Maker’s Obligations and Note, Maker is receiving no consideration in exchange for the Forfeited Collateral and has no expectation or right to any additional consideration in the future in respect thereof. Maker acknowledges and agrees that he shall not be entitled to any economic rights with respect to the Forfeited Collateral, including any dividend or payment upon liquidation or otherwise.

(b) On the Effective Date, Maker shall deliver to the Company his certificate(s), if any, representing the Forfeited Securities and the Retained Securities, and a duly executed assignment separate from the certificate(s) in the form attached hereto as Exhibit A. On the Effective Date, the Forfeited Securities and any such certificate(s) representing the Forfeited Securities shall be cancelled and shall no longer be outstanding, and any book entry or certificate representing the Forfeited Securities shall be marked cancelled and returned to the Company, as applicable. Thereupon, (i) all of Maker’s rights, title and interest in and to the Forfeited Collateral shall terminate, be cancelled and extinguished, and (ii) all outstanding Obligations shall be fully satisfied and shall terminate, and all liens and security interests on the Pledged Collateral securing the Obligations shall be deemed to be fully released (except for (x) any rights of the Company or obligations of the Maker under the Note or Pledge Agreement that expressly survive repayment of the Obligations and termination thereof or (y) any rights or obligations of the Maker and Company arising under this Agreement (the obligations described in clauses (x)-(y) collectively, the “Surviving Obligations”)).

SECTION 2. Representations and Warranties. Maker represents and warrants to the Company as of the Effective Date as follows:

(a) Ownership of Pledged Collateral. Maker owns all right, title and interest (legal and beneficial) in and to the Pledged Collateral free and clear of all encumbrances (other than liens in favor of the Company), including without limitation any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise. Maker has sole title to the Pledged Collateral and Maker has not granted a third party any right to the shares or economic or voting interest in the Pledged Collateral. On the Effective Date, the Company shall acquire valid and unencumbered title to the Forfeited Collateral. No person or entity other than the Company has any agreement, option, understanding or commitment (oral or in writing) with Maker, or any right or privilege capable of becoming an agreement, option or commitment, for the purchase or acquisition of any of the Pledged Collateral.

(b) Authorization, Approval and Enforceability. Maker has full power and authority to execute and deliver, and perform his obligations under, this Agreement. This Agreement has been duly executed and delivered by Maker and constitutes a legal, valid and binding obligation of Maker, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Conflicting Agreements. The execution, delivery, and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby, will not, with or without the passage of time or giving of notice, result in any violation or default of any term of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which Maker is party or by which he is bound or of any judgment, decree, order or writ, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Maker or the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Maker or the Company, its business or operations or any of its assets or properties.

(d) Receipt of Information. MAKER HAS REVIEWED AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT. MAKER HAS HAD THE OPPORTUNITY TO ENGAGE COUNSEL TO ADVISE MAKER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. MAKER HAS HAD ACCESS TO SUCH FINANCIAL AND OTHER INFORMATION WITH RESPECT TO THE COMPANY

AS HAS BEEN REQUESTED BY MAKER IN ORDER FOR MAKER TO MAKE A FULLY-INFORMED, INDEPENDENT DECISION AS TO THIS AGREEMENT. MAKER ACKNOWLEDGES AND AGREES THAT THE COMPANY AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES MAY HAVE ACCESS TO INFORMATION NOT MADE AVAILABLE TO MAKER, AND NOTWITHSTANDING THE FOREGOING MAKER EXPRESSLY AGREES THAT THE COMPANY (TOGETHER WITH ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES) SHALL NOT BE LIABLE FOR ANY INFORMATION IN THE POSSESSION OF MAKER REGARDING THE COMPANY. MAKER HEREBY ACKNOWLEDGES THAT THE COMPANY HAS MADE NO REPRESENTATIONS OR WARRANTIES AS TO THIS AGREEMENT OR THE PLEDGED COLLATERAL (INCLUDING, WITHOUT LIMITATION, AS TO THE VALUE OF THE PLEDGED COLLATERAL OR THE SUFFICIENCY OF THE CONSIDERATION TO BE PROVIDED HEREUNDER) AND THAT MAKER HAS MADE THE DECISION TO FORFEIT THE FORFEITED COLLATERAL IN EXCHANGE FOR THE CONSIDERATION TO BE PROVIDED PURSUANT TO THIS AGREEMENT ON HIS OWN, FREELY AND VOLUNTARILY.

(e) No Continuing Rights. Maker acknowledges and agrees that, after the Closing, Maker shall have no further rights with respect to the Forfeited Collateral.

(f) Tax Matters. Maker has had the opportunity to review with his tax advisors the tax consequences of the transactions contemplated by this Agreement. Maker understands that Maker (and not the Company) shall be responsible for any tax liability of Maker that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3. RELEASE. For and in consideration of the Company’s agreements contained herein and in the Note and Pledge Agreement, the Maker hereby forever releases and discharges the Company, and its officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Maker ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to any of the Note, Pledge Agreement or the transactions relating thereto, to the extent that any such claim, cause of action, damage or liability shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.

SECTION 4. MISCELLANEOUS

(a) Survival. The representations and warranties of Maker set forth in Section 2 of this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company.

(b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and Maker and their respective successors and assigns.

(c) Reinstatement. Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by, the Company from or for the account of the Maker is avoided, rescinded, set aside or must otherwise be returned or repaid by the Company whether in any bankruptcy, reorganization, insolvency or similar proceeding involving the Maker or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against the Maker and its successors or assigns. In such event, the Maker shall be and remain liable to the Company for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Company with interest accruing thereon from and after the date such amount is so repaid or recovered.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

(e) Counterparts; Facsimile or PDF. This Agreement may be executed and delivered in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including in the form of a .pdf file) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and Maker.

(g) Entire Agreement. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof except as expressly referred to herein.

(h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date first above written.

Company:

RXSIGHT, INC.

By:	/s/ Shelley B. Thunen

Name: Shelley B. Thunen
Title: Chief Financial Officer

Signature Page to Share Forfeiture and Release Agreement

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date first above written.

Maker:

/s/ Daniel M. Schwartz
Name: Daniel M. Schwartz

Signature Page to Share Forfeiture and Release Agreement

Exhibit A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, DANIEL SCHWARTZ hereby assigns and transfers unto RXSIGHT, INC., a Delaware corporation (the “Company”), pursuant to that certain Share Forfeiture and Release Agreement, dated on or about the date hereof by and between the undersigned and the Company (the “Agreement”), 113,751 shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No. C-409, and does hereby irrevocably constitute and appoint the Company’s Secretary as attorney-in-fact to transfer said Common Stock on the books of the Company with full power of substitution in the premises.

Dated: 7/23/2021

/s/ Daniel M. Schwartz
By: Daniel M. Schwartz